Exhibit 10.3

DATED 27th September 2022

ALAN TAK WAI YAU

and

PROFESSIONAL DIVERSITY NETWORK, INC.

CHARGE OVER SHARES

CONTENTS

1.	Definitions and interpretation	1
2.	Covenant	5
3.	Grant of security	5
4.	Liability of the Chargor	5
5.	Representations and warranties	6
6.	Covenants	7
7.	Voting rights and dividends	8
8.	Powers of the Buyer	10
9.	When security becomes enforceable	11
10.	Enforcement of security	11
11.	Receiver	13
12.	Powers of Receiver	14
13.	Delegation	16
14.	Application of proceeds	16
15.	Costs and indemnity	17
16.	Further assurance	17
17.	Power of attorney	18
18.	Release	18
19.	Assignment and transfer	18
20.	Amendments, waivers and consents	18
21.	Severance	19
22.	Counterparts	19
23.	Third party rights	19
24.	Notices	20
25.	Additional Provisions	21
26.	Governing law and jurisdiction	21

THIS DEED IS DATED 27th September 2022

PARTIES

(1)	ALAN TAK WAI YAU of 32 The Phoenix, 8 Bird Street, London, W1U 1BU (Chargor); and

(2)	PROFESSIONAL DIVERSITY NETWORK, INC., a public company listed in the NASDAQ market (trading symbol: IPDN) incorporated under the laws of the State of Delaware with company tax number 80-0900177 and having its principal executive office situated at 55 East Monroe Street, Suite 2120, Chicago, Illinois 60603, USA (Buyer).

BACKGROUND

(A)	Koala Crypto Limited is a private limited liability company registered under the laws of Malta with company registration number C 97348 and having its registered office situated at Dragonara Business Centre, 5th Floor, Dragonara Road, St Julian’s STJ 3141, Malta (KCL).

(B)	KCL is licensed as a Virtual Financial Assets Service Provider by the MFSA in terms of the VFA Licence and the VFA Act. KCL has voluntarily suspended, and the MFSA has approved the voluntary suspension of, the VFA Licence.

(C)	The Buyer has agreed to purchase 9% of the total issued share capital of KCL from the Seller on the terms and conditions of the Share Purchase Agreement.

(D)	The Chargor has agreed to provide security for certain obligations of the Seller and the Company to the Buyer. Under this deed, the Chargor provides security to the Buyer for the Secured Obligations.

AGREED TERMS

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Business Day: a day other than a Saturday, Sunday or public holiday in England when banks in London are open for business.

Charged Property: means the Shares and any Related Rights.

Company: means Koala Capital Limited, incorporated and registered in England and Wales with company number 07886666 whose registered office is at 33 St. James’s Square, London, England, SW1Y 4JS.

Delegate: any person appointed by the Buyer or any Receiver pursuant to clause 13, and any person appointed as attorney of the Buyer, Receiver or Delegate.

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Deposit: the cash sum of US$350,000 advanced by the Buyer to the Company pursuant to the terms of the LOI as a refundable deposit.

Event of Default: means any of: (a) the obligation referred to in paragraph (a) of the definition of Secured Obligations fails to be discharged by 31 December 2022; or (b) any failure on the part of the Company to pay any amount due under the Guarantee within 5 Business Days of demand by the Buyer; or (c) any failure on the part of the Company to refund the full amount of the Deposit to the Buyer when due.

Financial Collateral: has the meaning given to that expression in the Financial Collateral Regulations.

Financial Collateral Regulations: the Financial Collateral Arrangements (No. 2) Regulations 2003 (SI 2003/3226).

Guarantee: the deed of guarantee and indemnity entered into between the Company and the Buyer and dated the same date as this deed.

LOI: the letter of intent made between the Buyer and the Company and dated 22 July 2021, as amended or supplemented from time to time.

LPA 1925: the Law of Property Act 1925.

MFSA: means the Malta Financial Services Authority as established by the Malta Financial Services Authority Act, Chapter 330 of the Laws of Malta.

Receiver: a receiver, or receiver and manager appointed by the Buyer under clause 11.

Related Rights: any:

(a)	dividend, interest or other distribution paid or payable in relation to any Share;

(b)	right, money or property accruing, offered or issued at any time in relation to any Share by way of redemption, substitution, exchange, conversion, bonus, preference or otherwise, under option rights or otherwise; and

(c)	stock, shares and securities offered in addition to or substitution for the Shares;

Secured Obligations: (a) the Seller’s obligation under the Share Purchase Agreement to obtain the MFSA’s consent, ‘no objection’ or similar decision in writing for the suspension of the VFA Licence to be lifted (in such form and substance as is acceptable to the Buyer) such that, by no later than 31 December 2022, KCL will be in a position to operate its business in the ordinary course; (b) the obligations and/or liabilities of the Company to pay the Buyer under the Guarantee, together with any default interest accruing in respect of those obligations or liabilities; and (c) the obligations of the Company to refund the Deposit to the Buyer in accordance with the terms of the LOI.

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Security Financial Collateral Arrangement: has the meaning given to that expression in the Financial Collateral Regulations.

Security: any mortgage, charge (whether fixed or floating, legal or equitable), pledge, lien, assignment by way of security or other security interest securing any obligation of any person, or any other agreement or arrangement having a similar effect.

Security Period: the period starting on the date of this deed and ending on the date on which the Secured Obligations have been discharged in full.

Seller: Koala Malta Limited, a private limited liability company registered under the laws of Malta with company registration number C 94406 and having its registered office situated at Dragonara Business Centre, 5th Floor, Dragonara Road, St Julian’s STJ 3141, Malta.

Share Purchase Agreement: the share purchase agreement made between the Buyer and the Seller and dated the same date as this deed, relating to the sale and purchase of 9% of the total issued share capital of KCL.

Shares: fifteen (15) ordinary shares of £1.00 each in the capital of the Company registered in the name of the Chargor, representing 15% of the entire issued share capital of the Company.

VFA Act: means the Virtual Financial Assets Act, Chapter 590 of the Laws of Malta.

VFA Licence: means the ‘Class 4 Virtual Financial Assets Licence’ issued by the MFSA in favour of KCL on the 3rd December 2020.

1.2	Interpretation In this deed:

1.2.1	clause and Schedule headings shall not affect the interpretation of this deed;

1.2.2	a reference to a person shall include a reference to an individual, firm, company, corporation, partnership, unincorporated body of persons, government, state or agency of a state or any association, trust, joint venture or consortium (whether or not having separate legal personality) and that person’s personal representatives, successors, permitted assigns and permitted transferees;

1.2.3	unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular;

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1.2.4	unless the context otherwise requires, a reference to one gender shall include a reference to the other genders;

1.2.5	a reference to a party shall include that party’s successors, permitted assigns and permitted transferees and this deed shall be binding on, and enure to the benefit of, the parties to this deed and their respective personal representatives, successors, permitted assigns and permitted transferees;

1.2.6	a reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time;

1.2.7	a reference to a statute or statutory provision shall include all subordinate legislation made under that statute or statutory provision;

1.2.8	a reference to writing or written includes email but not fax;

1.2.9	an obligation on a party not to do something includes an obligation not to allow that thing to be done;

1.2.10	a reference to this deed (or any provision of it) or to any other agreement or document referred to in this deed is a reference to this deed, that provision or such other agreement or document as amended (in each case, other than in breach of the provisions of this deed) from time to time;

1.2.11	unless the context otherwise requires, a reference to a clause or Schedule is to a clause of, or Schedule to, this deed and a reference to a paragraph is to a paragraph of the relevant Schedule;

1.2.12	any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms;

1.2.13	a reference to an amendment includes a novation, re-enactment, supplement or variation (and amend and amended shall be construed accordingly);

1.2.14	a reference to assets includes present and future properties, undertakings, revenues, rights and benefits of every description;

1.2.15	a reference to an authorisation includes an approval, authorisation, consent, exemption, filing, licence, notarisation, registration and resolution;

1.2.16	a reference to continuing in relation to an Event of Default means an Event of Default that has not been remedied or waived;

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1.2.17	a reference to determines or determined means, unless the contrary is indicated, a determination made at the absolute discretion of the person making it; and

1.2.18	a reference to a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation.

1.3	Perpetuity period

If the rule against perpetuities applies to any trust created by this deed, the perpetuity period shall be 125 years (as specified by section 5(1) of the Perpetuities and Accumulations Act 2009).

1.4	Schedules

The schedules form part of this deed and shall have effect as if set out in full in the body of this deed. Any reference to this deed includes the schedules.

2.	COVENANT

2.1	The Chargor shall, as primary obligor and not only as a surety, pay or otherwise procure the discharge the Secured Obligations (as applicable).

2.2	It is expressly agreed by the Buyer that, without limiting the liabilities of the Chargor to the Buyer under any other document, that the Chargor’s liability to the Buyer under this Charge is limited to the Charged Property.

3.	GRANT OF SECURITY

3.1	Fixed charge

As a continuing security for the payment and discharge of the Secured Obligations, the Chargor with full title guarantee charges to the Buyer by way of a first fixed charge:

3.1.1 the Shares; and

3.1.2 all Related Rights.

4.	LIABILITY OF THE CHARGOR

4.1	Liability not discharged

The Chargor’s liability under this deed in respect of any of the Secured Obligations shall not be discharged, prejudiced or affected by:

4.1.1	any security, guarantee, indemnity, remedy or other right held by, or available to, the Buyer that is or becomes wholly or partially illegal, void or unenforceable on any ground;

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4.1.2	the Buyer renewing, determining, varying or increasing any facility or other transaction in any manner or concurring in, accepting or varying any compromise, arrangement or settlement, or omitting to claim or enforce payment from any other person; or

4.1.3	any other act or omission, that, but for this clause 4.1, might have discharged, or otherwise prejudiced or affected, the liability of the Chargor.

4.2	Immediate recourse

The Chargor waives any right it may have to require the Buyer to enforce any security or other right, or claim any payment from, or otherwise proceed against, any other person before enforcing this deed against the Chargor.

5.	REPRESENTATIONS AND WARRANTIES

5.1	Times for making representations and warranties

5.1.1 The Chargor makes the representations and warranties set out in this clause 5 to the Buyer on the date of this deed.

5.2	Shares

5.2.1	The Shares are fully paid and are not subject to any option to purchase or similar rights.

5.2.2	The Shares represent fifteen per cent (15%) of the issued share capital of the Company and no person has any option, warrant or other similar right to subscribe for any shares the Company.

5.2.3	The Chargor is the sole legal and beneficial owner of the Shares.

5.2.4	The constitutional documents of any of the Company do not:

(a)	restrict or inhibit any transfer of the Shares on creation or enforcement of the security constituted by this deed; or

(b)	contain any rights of pre-emption.

5.2.5	The Chargor has complied with all notices relating to all or any of the Shares received by it pursuant to sections 790D and 790E of the Companies Act 2006.

5.2.6	No warning notice has been issued under paragraph 1(2) of Schedule 1B of the Companies Act 2006, and no restrictions notice has been issued under paragraph 1(3) of Schedule 1B of the Companies Act 2006, in respect of all or any of the Shares.

5.3	No Security

The Shares are free from any Security other than the Security created by this deed.

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5.4	No adverse claims

The Chargor has not received, or acknowledged notice of, any adverse claim by any person in respect of the Shares or any interest in them.

5.5	No breach of laws

There is no breach of any law or regulation which materially and adversely affects the Shares.

5.6	Avoidance of security

No Security expressed to be created under this deed is liable to be avoided, or otherwise set aside, on the liquidation or administration of the Chargor or otherwise.

5.7	Enforceable security

This deed constitutes and will constitute the legal, valid, binding and enforceable obligations of the Chargor, and is and will continue to be effective security over the Charged Property in accordance with its terms.

6.	COVENANTS

6.1	Negative pledge and disposal restrictions

The Chargor shall not at any time, except with the prior written consent of the Buyer:

6.1.1	create, purport to create or permit to subsist any Security on, or in relation to, the Charged Property other than any Security created by this deed;

6.1.2	sell, assign, transfer, part with possession of or otherwise dispose of in any manner (or purport to do so) all or any part of, or any interest in, the Charged Property; or

6.1.3	create or grant (or purport to create or grant) any interest in the Charged Property in favour of a third party.

6.2	Preservation of Secured Assets

The Chargor shall not do, or permit to be done, any act or thing that would or might depreciate, jeopardise or otherwise prejudice the security held by the Buyer, or diminish the value of any of the Charged Property or the effectiveness of the security created by this deed.

6.3	Compliance with laws and regulations

The Chargor shall comply with the requirements of any law or regulation relating to or affecting the Charged Property or the use of them or any part of them.

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6.4	Title to Charged Property

The Chargor shall on the execution of this deed, or if later, upon it becoming entitled to the relevant Charged Property, deposit with the Buyer, or as the Buyer may direct:

6.4.1	all share certificates and other documents of title or evidence of ownership of the Charged Property; and

6.4.2	stock transfer forms relating to the Charged Property duly completed and executed by or on behalf of the Chargor but with the name of the transferee, the consideration and the date left blank;

so that the Buyer may, at any time and without notice to the Chargor, complete and present those stock transfer forms to the Company for registration.

6.5	Calls and other obligations

6.5.1	Notwithstanding the security created by this deed, the Chargor shall promptly pay all calls, instalments and other payments that may be or become due and payable in respect of all or any part of the Charged Property.

6.5.2	If the Chargor fails to do so, the Buyer may, at its discretion but without obligation, pay the calls, instalments or other payments on behalf of the Chargor.

6.5.3	The Chargor shall, immediately on request by the Buyer, reimburse the Buyer for any payment made by it under this clause 6.5.

6.5.4	The Chargor shall comply with, and shall remain liable to perform, all of the other conditions and obligations assumed by it in respect of all or any part of the Charged Property.

6.6	Changes to rights

6.6.1	The Chargor shall not take, or allow the taking of, any action on its behalf which may result in the rights attaching to, or conferred by, all or any of the Charged Property being altered.

6.6.2	The Chargor shall not cause or permit:

(a)	any of the Charged Property to be consolidated, sub-divided or converted; or

(b)	any further shares in the share capital of the Company to be issued; or

(c)	any changes to the Company’s constitutional documents.

7.	VOTING RIGHTS AND DIVIDENDS

7.1	Voting rights and dividends - before enforcement

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Before the security constituted by this deed becomes enforceable, the Chargor may exercise all voting and other rights and powers in respect of the Charged Property provided that:

7.1.1	it shall not do so in any way that would breach any provision of the Guarantee or this deed or for any purpose inconsistent with the Guarantee or this deed; and

7.1.2	the exercise of, or failure to exercise, those voting rights or other rights and powers would not, in the Buyer’s opinion, have an adverse effect on the value of any of the Charged Property or otherwise prejudice the Buyer’s security under this deed.

Before the security constituted by this deed becomes enforceable, the Chargor may retain and apply for its own use all dividends, interest and other monies paid or payable in respect of the Charged Property.

7.2	Voting rights and dividends - following an Event of Default

7.2.1	After the security constituted by this deed has become enforceable, the Buyer may at its discretion (in the name of the Chargor and without any further consent or authority from the Chargor and irrespective of any direction given by the Chargor):

(a)	exercise or refrain from exercising (or direct its nominee to exercise or refrain from exercising) all voting rights and any other powers or rights in respect of the Charged Property, and the Chargor shall comply, or procure compliance, with any directions the Buyer may give, in its absolute discretion, in respect of the exercise of those voting and other rights and powers;

(b)	apply all dividends, interest or other monies paid or payable in respect of the Charged Property in accordance with clause 14 and, if any such dividends, interest or other monies are received by or on behalf of the Chargor, the Chargor shall hold all such dividends, interest and other monies on trust for the Buyer and shall immediately pay them to the Buyer or as it may direct;

(c)	complete all instruments of transfer held by it in relation to the Charged Property in favour of itself or such other person as it may select and have the Charged Property transferred into its name or the name of its nominee or, as applicable, into an account in its own name or the name of its nominee; and

(d)	in addition to any other power created under this deed, exercise or refrain from exercising (or direct its nominee to exercise or refrain from exercising) all the powers and rights conferred on or exercisable by the legal or beneficial owner of the Charged Property.

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8.	POWERS OF THE BUYER

8.1	Power to remedy

8.1.1	The Buyer shall be entitled (but shall not be obliged) to remedy, at any time, a breach by the Chargor of any of its obligations contained in this deed.

8.1.2	The Chargor irrevocably authorises the Buyer and its agents to do all things that are necessary or desirable for that purpose.

8.1.3	Any monies expended by the Buyer in remedying a breach by the Chargor of its obligations contained in this deed, shall be reimbursed by the Chargor to the Buyer on a full indemnity basis and shall carry interest in accordance with clause 15.1.

8.2	Exercise of rights

8.2.1	The rights of the Buyer under clause 8.1 are without prejudice to any other rights of the Buyer under this deed.

8.2.2	The exercise of any rights of the Buyer under this deed shall not make the Buyer liable to account as a mortgagee in possession.

8.3	Buyer has Receiver’s powers

To the extent permitted by law, any right, power or discretion conferred by this deed (either expressly or impliedly) or by law on a Receiver may, after the security constituted by this deed has become enforceable, be exercised by the Buyer in relation to any of the Charged Property whether or not it has taken possession of any Charged Property and without first appointing a Receiver or notwithstanding the appointment of a Receiver.

8.4	No duties

The Buyer shall not, in respect of any of the Charged Property, have any duty or incur any liability for:

8.4.1	ascertaining or taking action in respect of any calls, instalments, conversions, exchanges, maturities, tenders or other matters relating to any Charged Property or the nature or sufficiency of any payment whether or not the Buyer has or is deemed to have knowledge of such matters; or

8.4.2	taking any necessary steps to preserve rights against prior parties or any other rights relating to any of the Charged Property.

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8.5	Indulgence

The Buyer may, at its discretion, grant time or other indulgence or make any other arrangement, variation or release with any person not being a party to this deed (whether or not such person is jointly liable with the Chargor) in respect of any of the Secured Obligations or of any other security for them without prejudice either to this deed or to the liability of the Chargor for the Secured Obligations.

9.	WHEN SECURITY BECOMES ENFORCEABLE

9.1	Event of Default

The security constituted by this deed shall become immediately enforceable if there occurs an Event of Default.

9.2	Discretion

After the security constituted by this deed has become enforceable, the Buyer may, in its absolute discretion, enforce all or any part of that security at the times, in the manner and on the terms it thinks fit, and take possession of and hold or dispose of all or any part of the Charged Property.

10.	ENFORCEMENT OF SECURITY

10.1	Enforcement powers

10.1.1	For the purposes of all powers implied by statute, the Secured Obligations are deemed to have become due and payable on the date of this deed.

10.1.2	The power of sale and other powers conferred by section 101 of the LPA 1925 (as varied or extended by this deed) shall be immediately exercisable at any time after the security constituted by this deed has become enforceable under clause 9.1.

10.1.3	Section 103 of the LPA 1925 (restricting the power of sale) does not apply to the security constituted by this deed.

10.2	Redemption of prior Security

10.2.1	At any time after the security constituted by this deed has become enforceable, or after any powers conferred by any Security having priority to this deed shall have become exercisable, the Buyer may:

(a)	redeem any prior Security over any Charged Property;

(b)	procure the transfer of that Security to itself; and

(c)	settle and pass the accounts of the holder of any prior Security (and any accounts so settled and passed shall, in the absence of any manifest error, be conclusive and binding on the Chargor).

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10.2.2	The Chargor shall pay to the Buyer immediately on demand all principal, interest, costs, charges and expenses of, and incidental to, any such redemption or transfer, and such amounts shall be secured by this deed as part of the Secured Obligations.

10.3	Protection of third parties

No purchaser, mortgagee or other person dealing with the Buyer, any Receiver or any Delegate shall be concerned to enquire:

10.3.1	whether any of the Secured Obligations have become due or payable, or remain unpaid or undischarged;

10.3.2	whether any power the Buyer, a Receiver or Delegate is purporting to exercise has become exercisable or is being properly exercised; or

10.3.3	how any money paid to the Buyer, any Receiver or any Delegate is to be applied.

10.4	Privileges

Each Receiver and the Buyer is entitled to all the rights, powers, privileges and immunities conferred by the LPA 1925 on mortgagees and receivers.

10.5	No liability as mortgagee in possession

Neither the Buyer nor any Receiver or any Delegate shall be liable to account as mortgagee in possession in respect of all or any of the Charged Property, nor shall any of them be liable for any loss on realisation of, or for any act, default or omission for which a mortgagee in possession might be liable.

10.6	Conclusive discharge to purchasers

The receipt of the Buyer or any Receiver or Delegate shall be a conclusive discharge to a purchaser and, in making any sale or other disposal of any of the Charged Property or in making any acquisition in the exercise of their respective powers, the Buyer, and every Receiver and Delegate may do so for any consideration, in any manner and on any terms that it thinks fit.

10.7	Right of appropriation

10.7.1	To the extent that:

(a)	the Charged Property constitute Financial Collateral; and

(b)	this deed and the obligations of the Chargor under it constitute a Security Financial Collateral Arrangement,

the Buyer shall have the right, at any time after the security constituted by this deed has become enforceable, to appropriate all or any of those Charged Property in or towards the payment and discharge of the Secured Obligations in any order that the Buyer, in its absolute discretion, may from time to time determine.

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10.7.2	The value of any Charged Property appropriated in accordance with this clause 10.7 shall be determined by any method that the Buyer may select, including independent valuation.

10.7.3	The Chargor agrees that the method of valuation provided for in this clause 10.7 is commercially reasonable for the purposes of the Financial Collateral Regulations.

11.	RECEIVER

11.1	Appointment

At any time after the security constituted by this deed has become enforceable, or at the request of the Chargor, the Buyer may, without further notice, appoint by way of deed, or otherwise in writing, any one or more persons to be a Receiver of all or any part of the Charged Property.

11.2	Removal

The Buyer may, without further notice (, from time to time, by way of deed, or otherwise in writing, remove any Receiver appointed by it and may, whenever it thinks fit, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

11.3	Remuneration

The Buyer may fix the remuneration of any Receiver appointed by it without the restrictions contained in section 109 of the LPA 1925, and the remuneration of the Receiver shall be a debt secured by this deed, to the extent not otherwise discharged.

11.4	Power of appointment additional to statutory powers

The power to appoint a Receiver conferred by this deed shall be in addition to all statutory and other powers of the Buyer under the Insolvency Act 1986, the LPA 1925 or otherwise, and shall be exercisable without the restrictions contained in sections 103 and 109 of the LPA 1925 or otherwise.

11.5	Power of appointment exercisable despite prior appointments

The power to appoint a Receiver (whether conferred by this deed or by statute) shall be, and remain, exercisable by the Buyer despite any prior appointment in respect of all or any part of the Charged Property.

11.6	Agent of the Chargor

Any Receiver appointed by the Buyer under this deed shall be the agent of the Chargor and the Chargor shall be solely responsible for the contracts, engagements, acts, omissions, defaults, losses and remuneration of that Receiver and for liabilities incurred by that Receiver. The agency of each Receiver shall continue until the Chargor goes into liquidation and after that the Receiver shall act as principal and shall not become the agent of the Buyer.

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12.	POWERS OF RECEIVER

12.1	General

12.1.1	Any Receiver appointed by the Buyer under this deed shall, in addition to the powers conferred on it by statute, have the rights, powers and discretions set out in clause 12.2 to clause 12.12.

12.1.2	A Receiver has all the rights, powers and discretions conferred on a receiver (or a receiver and manager) under the LPA 1925, and shall have those rights, powers and discretions conferred on an administrative receiver under the Insolvency Act 1986 whether it is an administrative receiver or not.

12.1.3	If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing it states otherwise) exercise all of the powers conferred on a Receiver under this deed individually and to the exclusion of any other Receiver.

12.1.4	Any exercise by a Receiver of any of the powers given by clause 12 may be on behalf of the Chargor, the directors of the Chargor or itself.

12.2	Employ personnel and advisers

12.2.1	A Receiver may provide services and employ, or engage any managers, officers, servants, contractors, workmen, agents, other personnel and professional advisers on any terms, and subject to any conditions, that it thinks fit.

12.2.2	A Receiver may discharge any such person or any such person appointed by the Chargor.

12.3	Remuneration

A Receiver may charge and receive any sum by way of remuneration (in addition to all costs, charges and expenses incurred by it) that the Buyer may prescribe or agree with it.

12.4	Possession

A Receiver may take immediate possession of, get in and realise any Charged Property.

12.5	Dispose of Charged Property

A Receiver may sell, exchange, convert into money and realise all or any of the Charged Property in respect of which it is appointed in any manner (including, without limitation, by public auction or private sale) and generally on any terms and conditions as it thinks fit. Any sale may be for any consideration that the Receiver thinks fit and a Receiver may promote, or concur in promoting, a company to purchase the Charged Property to be sold.

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12.6	Valid receipts

A Receiver may give a valid receipt for all monies and execute all assurances and things that may be proper or desirable for realising any of the Charged Property.

12.7	Make settlements

A Receiver may settle, adjust, refer to arbitration, compromise and arrange any claim, account, dispute, question or demand with or by any person who claims to be a creditor of the Chargor or relating in any way to any Charged Property.

12.8	Legal action

A Receiver may bring, prosecute, enforce, defend and abandon all actions, suits and proceedings in relation to any of the Charged Property as it thinks fit.

12.9	Borrow

A Receiver may, for whatever purpose it thinks fit, raise and borrow money either unsecured or on the security of all or any of the Charged Property in respect of which it is appointed on any terms that it thinks fit (including, if the Buyer consents, terms under which that security ranks in priority to this deed).

12.10	Delegation

A Receiver may delegate its powers in accordance with this deed.

12.11	Absolute beneficial owner

A Receiver may, in relation to any of the Charged Property, exercise all powers, authorisations and rights it would be capable of exercising as, and do all those acts and things, an absolute beneficial owner could exercise or do, in the ownership and management of the Charged Property or any part of the Charged Property.

12.12	Incidental powers

A Receiver may do any other acts and things that it:

12.12.1	may consider desirable or necessary for realising any of the Charged Property;

12.12.2	may consider incidental or conducive to any of the rights or powers conferred on a Receiver under or by virtue of this deed or law; or

12.12.3	lawfully may or can do as agent for the Chargor.

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13.	DELEGATION

13.1	Delegation

The Buyer or any Receiver may delegate (either generally or specifically) by power of attorney or in any other manner to any person any right, power, authority or discretion conferred on it by this deed (including the power of attorney granted under clause 17.1).

13.2	Terms

The Buyer and each Receiver may delegate on any terms and conditions (including the power to sub-delegate) that it thinks fit.

13.3	Liability

Neither the Buyer nor any Receiver shall be in any way liable or responsible to the Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any Delegate.

14.	APPLICATION OF PROCEEDS

14.1	Order of application of proceeds

All monies received or recovered by the Buyer, a Receiver or a Delegate under this deed or in connection with the realisation or enforcement of all or part of the security constituted by this deed, shall (subject to the claims of any person having prior rights and by way of variation of the LPA 1925) be applied in the following order of priority:

14.1.1	in or towards payment of all costs, liabilities, charges and expenses incurred by or on behalf of the Buyer (and any Receiver, Delegate, attorney or agent appointed by it) under or in connection with this deed, and of all remuneration due to any Receiver under or in connection with this deed;

14.1.2	in or towards payment of the Secured Obligations in any order and manner that the Buyer determines; and

14.1.3	in payment of the surplus (if any) to the Chargor or other person entitled to it.

14.2	Appropriation

Neither the Buyer, any Receiver nor any Delegate shall be bound (whether by virtue of section 109(8) of the LPA 1925, which is varied accordingly, or otherwise) to pay or appropriate any receipt or payment first towards interest rather than principal or otherwise in any particular order between any of the Secured Obligations.

14.3	Suspense account

All monies received by the Buyer, a Receiver or a Delegate under this deed:

14.3.1	may, at the discretion of the Buyer, Receiver or Delegate, be credited to any suspense or securities realised account;

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14.3.2	shall bear interest, if any, at the rate agreed in writing between the Buyer and the Chargor; and

14.3.3	may be held in that account for so long as the Buyer, Receiver or Delegate thinks fit.

15.	COSTS AND INDEMNITY

15.1	Costs

The Chargor shall, promptly on demand, pay to, or reimburse, the Buyer and any Receiver, on a full indemnity basis, all costs, charges, expenses, taxes and liabilities of any kind (including, without limitation, legal, printing and out-of-pocket expenses) incurred by the Buyer, any Receiver or any Delegate in connection with:

15.1.1	taking, holding, protecting, perfecting, preserving or enforcing (or attempting to do so) any of the Buyer’s, a Receiver’s or a Delegate’s rights under this deed; or

15.1.2	taking proceedings for, or recovering, any of the Secured Obligations,

together with interest, which shall accrue and be payable (without the need for any demand for payment being made) from the date on which the relevant cost, charge, expense, tax or liability arose until full discharge of that cost, charge, expense, tax or liability (whether before or after judgment, liquidation, winding up or administration of the Chargor) at the rate of 4% above the Bank of England Base Rate.

16.	FURTHER ASSURANCE

16.1	Further assurance

The Chargor shall promptly, at its own expense, take whatever action the Buyer or any Receiver may reasonably require for:

16.1.1	creating, perfecting or protecting the security created or intended to be created by this deed;

16.1.2	facilitating the realisation of any of the Charged Property; or

16.1.3	facilitating the exercise of any right, power, authority or discretion exercisable by the Buyer or any Receiver in respect of any of the Charged Property,

including, without limitation, the execution of any mortgage, transfer, conveyance, assignment or assurance of all or any of the assets forming part of (or intended to form part of) the Charged Property (whether to the Buyer or to its nominee) and the giving of any notice, order or direction and the making of any filing or registration which, in any such case, the Buyer may consider necessary or desirable.

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17.	POWER OF ATTORNEY

17.1	Appointment of attorneys

By way of security, the Chargor irrevocably appoints the Buyer, every Receiver and every Delegate separately to be the attorney of the Chargor and, in its name, on its behalf and as its act and deed, to execute any documents and do any acts and things that:

17.1.1	the Chargor is required to execute and do under this deed; or

17.1.2	any attorney deems proper or desirable in exercising any of the rights, powers, authorities and discretions conferred by this deed or by law on the Buyer, any Receiver or any Delegate.

17.2	Ratification of acts of attorneys

The Chargor ratifies and confirms, and agrees to ratify and confirm, anything that any of its attorneys may do in the proper and lawful exercise, or purported exercise, of all or any of the rights, powers, authorities and discretions referred to in clause 17.1.

18.	RELEASE

At the end of the Security Period, the Buyer shall, at the request and cost of the Chargor, take whatever action is necessary to release the Charged Property from the security constituted by this deed.

19.	ASSIGNMENT AND TRANSFER

19.1	Neither party may assign any of its rights, or transfer any of its rights or obligations, under this deed without the prior written consent of the other party.

20.	AMENDMENTS, WAIVERS AND CONSENTS

20.1	Amendments

No amendment of this deed shall be effective unless it is in writing and signed by, or on behalf of, each party (or its authorised representative).

20.2	Waivers and consents

20.2.1	A waiver of any right or remedy under this deed or by law, or any consent given under this deed, is only effective if given in writing by the waiving or consenting party and shall not be deemed a waiver of any other breach or default. It only applies in the circumstances for which it is given and shall not prevent the party giving it from subsequently relying on the relevant provision.

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20.2.2	A failure or delay by a party to exercise any right or remedy provided under this deed or by law shall not constitute a waiver of that or any other right or remedy, prevent or restrict any further exercise of that or any other right or remedy or constitute an election to affirm this deed. No single or partial exercise of any right or remedy provided under this deed or by law shall prevent or restrict the further exercise of that or any other right or remedy. No election to affirm this deed by the Buyer shall be effective unless it is in writing.

20.3	Rights and remedies

The rights and remedies provided under this deed are cumulative and are in addition to, and not exclusive of, any rights and remedies provided by law.

21.	SEVERANCE

21.1	Severance

If any provision (or part of a provision) of this deed is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision (or part of a provision) shall be deemed deleted. Any modification to or deletion of a provision (or part of a provision) under this clause shall not affect the legality, validity and enforceability of the rest of this deed.

22.	COUNTERPARTS

22.1	Counterparts

This deed may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute one deed.

22.2	Transmission of the executed signature page of a counterpart of this Agreement by email (in PDF, JPEG or other agreed format) shall take effect as delivery of an executed counterpart of this Agreement. If this method of delivery is adopted, without prejudice to the validity of the Agreement thus made, each Party shall provide the others with the original of such counterpart as soon as reasonably possible thereafter.

22.3	No counterpart shall be effective until each party has executed at least one counterpart.

23.	THIRD PARTY RIGHTS

23.1	Third party rights

23.1.1	Except as expressly provided elsewhere in this deed, a person who is not a party to this deed shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce, or enjoy the benefit of, any term of this deed. This does not affect any right or remedy of a third party which exists, or is available, apart from that Act.

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23.1.2	The rights of the parties to rescind or agree any amendment or waiver under this deed are not subject to the consent of any other person.

24.	NOTICES

24.1	Delivery

Any notice or other communication given to a party under or in connection with this deed shall be:

24.1.1	in writing;

24.1.2	delivered by hand, by pre-paid first-class post or other next working day delivery service or sent by email; and

24.1.3	sent to:

(a)	the Buyer at 55 East Monroe Street, Suite 2120, Chicago, Illinois 60603, USA (marked for the attention of: Adam He)

Email address: adamhe@ipdnusa.com

(b)	the Chargor at 32 The Phoenix, 8 Bird Street, London, W1U 1BU Email address: alanyautakwai@futurecenturylondon.com or to any other address or email address as is notified in writing by one party to the other from time to time.

24.2	Receipt

Any notice or other communication shall be deemed to have been received:

24.2.1	if delivered by hand, at the time it is left at the relevant address;

24.2.2	if posted by pre-paid first-class post or other next working day delivery service, on the second Business Day after posting; and

24.2.3	if sent by email, on transmission.

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A notice or other communication given as described in clause 24.2.1 or clause 24.2.3 on a day which is not a Business Day, or after normal business hours, in the place it is received, shall be deemed to have been received on the next Business Day.

24.3	Service of proceedings

This clause 24 does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

25.	ADDITIONAL PROVISIONS

25.1	Independent security

This deed shall be in addition to, and independent of, any other security or guarantee that the Buyer may hold for any of the Secured Obligations at any time. No prior security held by the Buyer over the whole or any part of the Charged Property shall merge in the security created by this deed.

25.2	Continuing security

This deed shall remain in full force and effect as a continuing security for the Secured Liabilities, despite any settlement of account, or intermediate payment, or other matter or thing, unless and until the Buyer discharges this deed in writing.

25.3	Discharge conditional

Any release, discharge or settlement between the Chargor and the Buyer shall be deemed conditional on no payment or security received by the Buyer in respect of the Secured Obligations being avoided, reduced or ordered to be refunded under any law relating to insolvency, bankruptcy, winding up, administration, receivership or otherwise.

26.	GOVERNING LAW AND JURISDICTION

26.1	Governing law

This deed and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.

26.2	Jurisdiction

Each party irrevocably agrees that, subject as provided below, the courts of England and Wales shall have exclusive jurisdiction over any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this deed or its subject matter or formation. Nothing in this clause shall limit the right of the Buyer to take proceedings against the Chargor in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdictions, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

26.3	Other service

The Chargor irrevocably consents to any process in any legal action or proceedings under clause 26.2 being served on it in accordance with the provisions of this deed relating to service of notices. Nothing contained in this deed shall affect the right to serve process in any other manner permitted by law.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

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Executed and delivered as deed by Alan Tak Wai Yau
[SIGNATURE]
In the presence of:

Witness signature

Claire Wang
Witness name (BLOCK CAPITALS)

40 Gracechurch Street
London, England, EC3V 0BT

Witness address

Solicitor
Witness occupation

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Executed and delivered as deed by Professional Diversity Network, Inc. acting by its director, Adam He,
[SIGNATURE]
In the presence of:

Witness signature

Witness name (BLOCK CAPITALS)

Witness address

Witness occupation

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